UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: November 22, 2006

Melo Biotechnology Holdings Inc.

 (Exact name of registrant as specified in its charter)

Canada	03-30801	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Room 1411, West Tower Shun Tak Center 168-200 Connaught Road Central, Hong Kong
(Address of principal executive offices) Registrant’s Telephone Number, including area code: 852-2559-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

This Form 8-K/A amends and supplants Items 2.01 and 9.01 of the Current Report on Form 8-K filed on November 28, 2006 by Melo Biotechnology Holdings Inc. a Canadian corporation formerly known as MIAD Systems, Ltd.

ITEM 2.01

Completion of Acquisition or Disposition of Assets

On October 10, 2006, Melo Biotechnology Holdings Inc. (the “Company”), a Canadian corporation formerly known as MIAD Systems Ltd., entered into an Asset Sale, Purchase And Transfer Agreement (the “Agreement”) with MIAD Information Systems Ltd., a Canadian corporation (the “Buyer”), to be effective on November 3, 2006 or on such later date as the parties mutually agree.  The transaction was completed on November 22, 2006 (the “Effective Date”).

Under the Agreement, the Company agreed to sell to Buyer, and Buyer agreed to purchase, all of the rights, properties, and assets used in the conduct of the Company’s computer distribution and custom assembled personal computer system business located exclusively in Ontario, Canada (the “Computer Business”).  The transaction did not relate to or affect any of the Company’s other business operations. As consideration for the purchase of the Computer Business, the Buyer assumed all liabilities associated with the Company’s Computer Business.  As of the Effective Date, the Company’s Computer Business had liabilities which exceeded its assets.  Therefore, as a result of the transaction, the Company transferred all assets relating to the Company’s computer business and the Buyer assumed liabilities valued at $262,234.00.  Because the transaction contemplated by the Agreement did not affect, nor relate to the Company’s other business operations, the transaction did not result in a divesture of all or substantially all of the Company’s property.

Under the terms of the Agreement, the Company retained no liability for any aspect of the Company’s Computer Business.  Additionally, the Buyer agreed to indemnify the Company for any potential liability that may arise out of the sale of the rights, properties and assets used in the Company’s Computer Business.  Consequently, because the liabilities of the Company’s Computer Business exceeded its assets, the transaction resulted in an increase in the net assets and in the shareholder equity of the Company.

The assets that the Buyer acquired from the Company, include, but are not limited to: (i) all real property of the Company, including all buildings, improvements, and easements, relating to the Company’s Computer Business; (ii) all personal property of the Company, including all inventory, records, mobile equipment, machinery, office supplies, all rights and obligations under all instruments not related to real property, tax refunds, accounts receivables, all bank and depository accounts, and all insurance policies, premiums and refunds that relate to the Company’s Computer Business; and (iii) all liabilities, claims and obligations of the Company with respect to the Computer Business, including, but not limited to, employee contracts, notes, loans payable, accounts payable, trade accounts, taxes and leases.

The majority shareholder of the Buyer, Michael Green, is the former majority shareholder of the Company and was a current director and president of the Company at the Effective Date of the Agreement.  Pursuant to a resignation letter submitted by Michael Green, as of November 23, 2006, Michael Green resigned as a director and president of the Company.  Mr. Green intended his departure from the Company to take effect prior to the Effective Date of the Agreement. However, in the interest of assisting the Company in maintaining compliance with Ontario Business Corporation Act, Section 118(3), which requires that where a corporation has only two directors, one of the two directors shall be a resident Canadian, Mr. Green agreed to make his resignation effective on November 23, 2006, the date on which Tommy Chan, a Canadian citizen was appointed to the Board.  Therefore, the Effective Date of the Agreement occurred while Michael Green was still a director and president of the Company.

ITEM 9.01

Exhibits

(c)

Exhibits. The following exhibit is filed herewith:

10.8

Asset Sale, Purchase and Transfer Agreement effective November 22, 2006 by MIAD Systems, Ltd. and MIAD Information Systems, Ltd. (incorporated by reference from Form 8K filed with the Securities and Exchange Commission on November 28, 2006).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Melo Biotechnology Holdings Inc.

By: /s/ Fung Ming

Fung Ming, Director

December 28, 2006